Exhibit 99.1

SOLO CUP COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions)

	For the thirteen weeks ended		For the fifty-two weeks ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Net sales	$413.0	$409.2	$1,636.3	$1,582.9
Cost of goods sold	382.8	363.9	1,505.9	1,439.3
Gross profit	30.2	45.3	130.4	143.6
Selling, general and administrative expenses	31.8	38.3	135.2	150.4
(Gain) loss on asset disposals	(0.2)	1.2	0.9	3.9
Asset impairment	—	3.9	13.1	20.5
Operating (loss) income	(1.4)	1.9	(18.8)	(31.2)
Interest expense, net	17.8	17.8	70.6	70.6
Foreign currency exchange loss, net	1.5	1.6	1.8	2.2
Gain from bargain purchase	—	—	—	(1.7)
Loss before income taxes	(20.7)	(17.5)	(91.2)	(102.3)
Income tax provision (benefit)	1.8	(0.3)	2.3	1.9
Net loss	$(22.5)	$(17.2)	$(93.5)	$(104.2)

Reconciliation of net loss to EBITDA (non-GAAP measure)
	For the thirteen weeks ended		For the fifty-two weeks ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Net loss (1)	$(22.5)	$(17.2)	$(93.5)	$(104.2)
Interest expense, net	17.8	17.8	70.6	70.6
Income tax provision (benefit)	1.8	(0.3)	2.3	1.9
Depreciation and amortization (excluding accelerated depreciation)	14.6	16.5	62.7	69.9
Accelerated depreciation	—	11.1	17.9	39.7
EBITDA (non-GAAP measure)	$11.7	$27.9	$60.0	$77.9

(1) Net loss includes the following items, which are listed here to provide information for purposes of additional analysis.
	For the thirteen weeks ended		For the fifty-two weeks ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Plant closure and related severance costs	$1.7	$0.8	$7.6	$8.7
Pension plan curtailment loss	—	—	—	1.5
Closed plant inefficiencies	2.3	3.3	15.3	4.2
Gain from bargain purchase	—	—	—	(1.7)
Asset impairment	—	3.9	13.1	20.5
(Gain) loss on asset disposals	(0.2)	1.2	0.9	3.9
Foreign currency exchange loss, net	1.5	1.6	1.8	2.2
Lease charges	7.7	—	7.7	—
Long-term incentive plan	(0.3)	1.0	(0.3)	(0.1)
Corporate severance costs	—	—	1.2	—

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 25, 2011	December 26, 2010
Assets
Cash and cash equivalents	$19.3	$21.5
Accounts receivable, net	129.7	120.7
Inventories	255.5	227.6
Deferred income taxes	7.7	13.1
Other current assets	24.4	25.8
Total current assets	436.6	408.7
Property, plant and equipment, net	318.1	429.1
Other assets	24.4	26.9
Total assets	$779.1	$864.7
Liabilities and Shareholder’s Deficit
Accounts payable	$91.3	$63.1
Accrued expenses	44.5	55.9
Current maturities of long-term debt	0.5	0.4
Other current liabilities	35.8	59.2
Total current liabilities	172.1	178.6
Long-term debt, net of current maturities	662.0	637.3
Deferred income taxes	7.8	14.9
Other liabilities	131.9	121.4
Total liabilities	973.8	952.2
Total shareholder’s deficit	(194.7)	(87.5)
Total liabilities and shareholder’s deficit	$779.1	$864.7

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Fifty-two weeks ended
	December 25, 2011	December 26, 2010
Cash flows from operating activities
Net loss	$(93.5)	$(104.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80.6	109.6
Deferred financing fee amortization	7.4	7.0
Loss on asset disposals	0.9	3.9
Pension plan curtailment loss	—	1.5
Gain from bargain purchase	—	(1.7)
Asset impairment	13.1	20.5
Deferred income taxes	(0.5)	(0.9)
Foreign currency exchange loss, net	1.8	2.2
Changes in operating assets and liabilities	(33.6)	4.1
Other, net	2.7	1.7
Net cash (used in) provided by operating activities	(21.1)	43.7
Cash flows from investing activities
Proceeds from sale of property, plant and equipment	25.6	7.7
Purchases of property, plant and equipment	(28.3)	(42.1)
Business acquisition, net of cash acquired	—	(23.7)
Decrease in restricted cash	1.9	8.5
Proceeds from insurance reimbursement	—	1.2
Other	(2.5)	—
Net cash used in investing activities	(3.3)	(48.4)
Cash flows from financing activities
Net borrowings (repayments) under revolving credit facilities	23.9	(2.3)
Repayments of term notes	—	(0.4)
Repayments of other debt	(0.4)	(0.4)
Return of capital to parent	—	(0.1)
Debt issuance costs	—	(0.8)
Net cash provided by (used in) financing activities	23.5	(4.0)
Effect of exchange rate changes on cash	(1.3)	0.2
Net decrease in cash and cash equivalents	(2.2)	(8.5)
Cash and cash equivalents, beginning of period	21.5	30.0
Cash and cash equivalents, end of period	$19.3	$21.5